UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction	Commission File Number	(IRS Employer
of incorporation)		Identification No.)

50 Main Street
White Plains, New York		10606
(Address of principal executive offices)		(Zip code)

(914) 684-2800

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

v

Item 1.01                                             Entry into a Material Definitive Agreement

On August 5, 2008, Bunge Limited (“Bunge”), Corn Products International, Inc. (“Corn Products”) and Bleecker Acquisition Corp, a direct, wholly owned subsidiary of Bunge (“Merger Sub”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge, Corn Products and Merger Sub (the “Merger Agreement”).

Pursuant to the Amendment, the parties amended Section 4.03(a) of the Merger Agreement relating to Corn Products’ capital stock to correct certain technical errors in that section of the Merger Agreement. This amendment has no effect on the previously announced aggregate transaction value of $4.8 billion, which includes the assumption of Corn Products’ net debt. In addition, the parties amended Section 8.01(e) of the Merger Agreement and Schedule 8.01(e) to the Merger Agreement to reflect that clearance from the South Korean antitrust regulatory authorities is not a condition to the closing of the merger.

Item 9.01                                             Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

2.1

Amendment, dated as of August 5, 2008, to Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge Limited, Bleecker Acquisition Corp. and Corn Products International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 5, 2008

BUNGE LIMITED

By:	/s/ CARLA L. HEISS
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel and
Assistant Secretary

EXHIBITS

Exhibit No.	Description

2.1

Amendment, dated as of August 5, 2008, to Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge Limited, Bleecker Acquisition Corp. and Corn Products International, Inc.